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                                                                     EXHIBIT 99A


         FOR IMMEDIATE RELEASE                 Contact:  Jon Clarkson, President
         October 6, 1999                                 713-236-9792

            BARGO ENERGY COMPANY CLOSES $100 MILLION CREDIT FACILITY


HOUSTON, TEXAS- Bargo Energy Company (OTCBB:BARG) today announced the closing of a $100 million senior secured credit facility, with an initial borrowing base of $40 million that will increase to $55 million upon satisfaction of various conditions precedent pertaining to the Company's recent Arco East Texas acquisition. This facility replaces a previous $35 million bank line. The new syndicated facility includes Bank of America, N.A., Bank One, Texas, NA and Wells Fargo Bank (Texas), NA. Bank of America is the Administrative Agent. The Company plans to use this increased capacity to continue to grow the Company's resource base both through oil and gas property acquisitions and corporate consolidations. The Company currently has $20.7 million outstanding under this facility.

Bargo Energy Company is a domestic oil and gas production, exploitation and acquisition firm headquartered in Houston. Current operations are focused in Texas, Louisiana and California..


This Press Release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Press Release, including statements regarding the Company's estimated reserve quantities, business strategy, plans and objectives of management of the Company for future operations and budget estimates, are forward-looking statements. The Company can give no assurances that the assumptions upon which such forward looking statements are based will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") include volatility of oil and gas prices, the markets for oil and gas, environmental regulations, the substantial capital requirements associated with oil and gas operations and other factors are set forth in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-KSB for its 1998 fiscal year. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified by the Cautionary Statements.


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